Exhibit 99.1

eHealth, Inc. Announces Third Quarter 2012 Results

Third Quarter 2012 Overview

•	Revenue of $37.6 million, an increase of 8% compared to the third quarter of 2011
•	Submitted applications for IFP products increased 5% from the third quarter of 2011
•	Total approved members increased 24% from the third quarter of 2011
•	Operating income of $1.1 million, compared to operating income of $43 thousand for the third quarter of 2011
•	GAAP net income of $0.2 million, or $0.01 per diluted share, and non-GAAP net income of $1.8 million, or $0.09 per diluted share, for the third quarter of 2012
•	Special tax expense item of $0.6 million, a negative impact of $0.03 per diluted share for the third quarter of 2012
•	Cash flows from operations were $6.9 million, an increase of 28% compared to the third quarter of 2011

MOUNTAIN VIEW, Calif.—October  25, 2012—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the third quarter ended September 30, 2012.

Gary Lauer, chief executive officer of eHealth stated, “We are very pleased with our third quarter results. During the quarter we saw further improvement in our Individual & Family business highlighted by both membership and submitted application growth, we continued to generate strong growth in Medicare product sales and, importantly, we invested in and prepared for the Medicare Annual Enrollment Period which started on October 15th.”

Third Quarter Results

Revenue—Revenue for the third quarter of 2012 totaled $37.6 million, an 8%  increase compared to revenue of $34.8 million for the third quarter of 2011. Commission revenue for the third quarter of 2012 totaled $31.3 million, an 11% increase compared to commission revenue of $28.2 million for the third quarter of 2011. Third quarter Medicare revenue was $6.3 million, a 93%  increase compared to Medicare revenue of $3.2 million for the third quarter of 2011.

Submitted Applications—Submitted applications for individual and family products increased 5% in the third quarter of 2012 to 120,100 applications, compared to 114,800 applications in the third quarter of 2011.

Membership—Estimated membership at September 30, 2012 totaled 926,600 members, a 14%  increase over estimated membership of 810,400 at September 30,  2011. Total approved members, including individual and family plan, Medicare plan and other product members, increased 24% to 174,500 in the third quarter of 2012, compared to 140,300 in the third quarter of 2011.

Operating Income—Operating income for the third quarter of 2012 was $1.1 million, compared to operating income of $43 thousand for the third quarter of 2011. Operating margins were 3% and 0% in the third quarters of 2012 and 2011, respectively. Non-GAAP operating income for the third quarter of 2012 was $2.8 million, an increase of 21%  compared to non-GAAP operating income of $2.3 million for the third quarter of 2011. Non-GAAP operating margins were 7%  in both the third quarters of 2012 and 2011.  Non-GAAP operating income and margins in the third quarter of 2012 exclude $1.3 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense. Non-GAAP operating income and margins in the third quarter of 2011 exclude $1.8 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense.

EBITDA—EBITDA for the third quarter of 2012 was $3.4 million, an increase of 20%  compared to EBITDA of $2.8 million for the third quarter of 2011.

Pre-tax Income—Pre-tax income for the third quarter of 2012 was $1.1 million,  compared to pre-tax income of $22 thousand for the third quarter of 2011.

Provision for Income Taxes—Income taxes for the third quarter of 2012 included a special tax expense item of $0.6 million, or $(0.03) per diluted share, related to tax shortfalls resulting from the cancellation of stock options previously issued pursuant to our equity incentive plans. Income taxes for the third quarter of 2011 included a special tax expense item of $0.2 million, or $(0.01) per diluted share, related to additional tax expense we recorded as a result of an increase in our estimated effective tax rate for the full year 2011 and tax shortfalls resulting from the cancellation of stock options previously issued pursuant to our equity incentive plans.

Net Income—Net income for the third quarter of 2012 was $0.2 million, or $0.01 per diluted share, compared to net loss of $0.2 million, or ($0.01) per diluted share for the third quarter of 2011. Non-GAAP net income for the third quarter of 2012 was $1.8 million, or $0.09 per diluted share, compared to non-GAAP net income of  $1.2 million, or $0.06 per diluted share for the third quarter of 2011. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2012 exclude $1.3 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense,  less  $0.1 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2011 exclude $1.8 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.8 million for related income tax expense.

Cash Flows and Cash Balance—Cash flows from operations for the third quarter of 2012 were $6.9 million,  a  28%  increase compared to cash flows from operations of $5.4 million for the third quarter of 2011.

Year-to-Date Results

Revenue—Revenue totaled $110.2 million for the nine months ended September 30, 2012, a 2%  increase compared to revenue of $108.5 million for the nine months ended September 30, 2011. Medicare revenue was approximately $17.7 million in the nine months ended September 30, 2012, a 130% increase compared to Medicare revenue of $7.7 million for the nine months ended September 30, 2011.

Operating Income—Operating income for the nine months ended September 30, 2012 was $9.1 million, compared to operating income of $8.9  million for the nine months ended September 30, 2011. Operating margins were 8%  for both nine-month periods ended September 30, 2012 and 2011, respectively.

EBITDA—EBITDA for the nine months ended September 30, 2012 was $16.4 million, compared to EBITDA of $17.6 million for the nine months ended September 30, 2011.

Pre-tax Income—Pre-tax income for the nine months ended September 30, 2012 was $9.2 million, compared to pre-tax income of $8.8 million for the nine months ended September 30, 2011.

Net Income—Net income for the nine months ended September 30, 2012 was $4.6 million, or $0.23 per diluted share, compared to net income for the nine months ended September 30, 2011 of $4.5 million, or $0.20 per diluted share.

Cash Flows—Cash flows from operations for the nine months ended September 30, 2012  were  $19.7 million, a  2%  decrease compared to $20.0 million for the nine months ended September 30, 2011.

Cash and cash equivalents as of September 30, 2012 totaled $130.8 million, compared to $123.6 million as of December 31, 2011.  The increase in cash and cash equivalents reflects $19.7 million of cash generated by operating activities in the nine months ended September 30, 2012. Partially offsetting this increase was $6.2 million of cash consideration paid to a partner, whereby the partner transferred certain of its existing Medicare plan members to us as the broker of record on the underlying policies, and $8.4 million used to repurchase 0.6 million shares of our common stock in the first nine months of 2012 as a part of a stock repurchase program. In the first nine months of 2012, eHealth completed a $30 million share repurchase program at an average per share price of $13.78.

2012 Guidance

eHealth is reaffirming its guidance for the full year ending December 31, 2012 provided on its last earnings call as follows:

•	Total revenue is expected to be in the range of $152 million to $158 million

•	Stock-based compensation expense is expected to be in the range of $6.5 million to $8 million

•	EBITDA* is expected to be in the range of $21 million to $26 million

•	Non-GAAP net income per diluted share** is expected to be in the range of $0.56 to $0.66 per share

*  EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

** Non-GAAP net income per diluted share is calculated by excluding stock-based compensation expense, intangible asset amortization expense and the estimated tax benefit relating to these expenses.

Webcast and  Conference  Call  Information

A Webcast and conference call will be held today, Thursday, October  25, 2012 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-804-6923 for domestic callers and 857-350-1669 for international callers. The participant passcode is 68964431. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 37691601. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ:EHTH) is the parent company of eHealthInsurance, the nation's leading online source of health insurance for individuals, families and small businesses. Through the company's website, http://www.eHealthInsurance.com, consumers can get quotes from leading health insurance carriers, compare plans side by side, and apply for and purchase health insurance. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation's leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia, making it the ideal model of a successful, high-functioning health insurance exchange. Through the company's eHealth Technology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealth Technology's exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.PlanPrescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding guidance for total revenue, stock-based compensation expense, EBITDA, and non-GAAP net income per diluted share for the year ending December 31, 2012. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain its relationship with health insurance carriers; eHealth’s success in marketing and selling Medicare-related health insurance plans; eHealth’s ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; government disapproval of our use of marketing material, including call center scripts and our websites, to sell Medicare-related health insurance products; costs of acquiring new members; weak economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates; lack of membership growth and retention rates; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; our operations in China; success of eHealth’s sponsorship and advertising business; the licensing of the use of eHealth’s technology or our performance of services pursuant to government contracts; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity;changes in our management and key employees; management of business expansion and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other partners that serve as a source of Medicare-related leads; government approval of marketing material, including websites relating to PlanPrescriber partner Medicare product lead referrals; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (“EBITDA”); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income consists of GAAP operating income excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and
▪	intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

•	Non-GAAP net income consists of GAAP net income (loss) excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,
▪	intangible asset amortization expense, and
▪	the related income tax benefit of these excluded items.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income (loss) by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Vice President, Investor Relations

440 East Middlefield Road

Mountain View,  CA 94043

(650)  210-3111

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President, Communications

440 East Middlefield Road

Mountain View,  CA 94043

(650) 210-3149

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2011	September 30, 2012
Assets	(1)	(unaudited)
Current assets:
Cash and cash equivalents	$123,607	$130,800
Accounts receivable	8,055	3,256
Deferred income taxes	4,622	4,306
Prepaid expenses and other current assets	3,377	5,078
Total current assets	139,661	143,440
Property and equipment, net	4,631	6,131
Deferred income taxes	3,390	3,735
Other assets	5,641	8,848
Intangible assets, net	10,526	9,265
Goodwill	14,096	14,096
Total assets	$177,945	$185,515

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,391	$4,571
Accrued compensation and benefits	7,904	8,819
Accrued marketing expenses	6,195	3,864
Deferred revenue	314	704
Other current liabilities	1,547	1,864
Total current liabilities	18,351	19,822
Non-current liabilities	3,920	4,117

Stockholders’ equity:
Common stock	26	27
Additional paid-in capital	215,364	225,070
Treasury stock, at cost	(81,557)	(89,998)
Retained earnings	21,661	26,296
Accumulated other comprehensive income	180	181
Total stockholders’ equity	155,674	161,576
Total liabilities and stockholders’ equity	$177,945	$185,515

(1)	The condensed consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

Revenue
Commission	$28,206	$31,291	$89,045	$93,358
Other	6,581	6,295	19,483	16,810
Total revenue	34,787	37,586	108,528	110,168
Operating costs and expenses:
Cost of revenue	1,781	1,099	6,987	3,538
Marketing and advertising (1)	13,826	13,988	38,403	39,142
Customer care and enrollment (1)	6,245	8,823	16,265	21,152
Technology and content (1)	5,548	5,503	16,433	16,018
General and administrative (1)	6,917	6,744	20,299	19,938
Amortization of intangible assets	427	354	1,281	1,261
Total operating costs and expenses	34,744	36,511	99,668	101,049
Income from operations	43	1,075	8,860	9,119
Other income (expense), net	(21)	4	(61)	41
Income before provision for income taxes	22	1,079	8,799	9,160
Provision for income taxes	271	874	4,335	4,525
Net income (loss)	$(249)	$205	$4,464	$4,635

Net income (loss) per share:
Basic	$(0.01)	$0.01	$0.21	$0.24
Diluted	$(0.01)	$0.01	$0.20	$0.23

Weighted-average number of shares used in per share amounts:
Basic	21,054	19,970	21,264	19,711
Diluted	21,054	20,750	21,974	20,563

(1) Includes stock-based compensation as follows:
Marketing and advertising	$252	$330	$774	$932
Customer care and enrollment	83	90	264	243
Technology and conent	411	233	1,336	784
General and administrative	1,078	686	3,248	2,367
Total	$1,824	$1,339	$5,622	$4,326

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

Operating activities
Net income (loss)	$(249)	$205	$4,464	$4,635
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	32	1,328	3,696	2,373
Depreciation and amortization	533	626	1,799	1,740
Amortization of book-of-business consideration	104	572	366	1,990
Amortization of intangible assets	427	354	1,281	1,261
Stock-based compensation expense	1,824	1,339	5,622	4,326
Excess tax benefits from stock-based compensation	(181)	(1,171)	(2,734)	(2,358)
Deferred rent	27	67	7	50
Loss on disposal of fixed assets	35	1	38	1
Changes in operating assets and liabilities:
Accounts receivable	1,121	405	7,698	4,799
Prepaid expenses and other current assets	351	993	1,876	1,708
Other assets	(258)	(507)	(494)	(2,364)
Accounts payable	(485)	824	(1,654)	2,180
Accrued compensation and benefits	1,134	2,485	455	913
Accrued marketing expenses	921	707	691	(2,332)
Deferred revenue	497	302	(1,632)	390
Other current liabilities	(420)	(1,602)	(1,475)	341
Net cash provided by operating activities	5,413	6,928	20,004	19,653

Investing activities
Purchases of property and equipment	(693)	(982)	(1,932)	(3,128)
Book of business transfers	(137)	-	(3,906)	(6,243)
Net cash used in investing activities	(830)	(982)	(5,838)	(9,371)

Financing activities
Net proceeds from exercise of common stock options	112	1,644	184	4,014
Cash used to net-share settle equity awards	(4)	(5)	(548)	(991)
Excess tax benefits from stock-based compensation	181	1,171	2,734	2,358
Repurchase of common stock	(14,237)	-	(18,033)	(8,441)
Principle payments in connection with capital leases	(16)	(13)	(46)	(31)
Net cash (used in) provided by financing activities	(13,964)	2,797	(15,709)	(3,091)

Effect of exchange rate changes on cash and cash equivalents	(11)	2	(30)	2

Net increase (decrease) in cash and cash equivalents	(9,392)	8,745	(1,573)	7,193
Cash and cash equivalents at beginning of period	135,893	122,055	128,074	123,607
Cash and cash equivalents at end of period	$126,501	$130,800	$126,501	$130,800

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

Key Metrics:	Three Months Ended September 30, 2011	Three Months Ended September 30, 2012

Operating cash flows (1)	$5,413,000	$6,928,000

IFP submitted applications (2)	114,800	120,100

IFP approved members (3)	95,400	99,500
Total approved members (4)	140,300	174,500

Commission revenue (5)	$28,206,000	$31,291,000
Commission revenue per estimated member for the period (6)	$34.94	$34.70

Total revenue (7)	$34,787,000	$37,586,000
Total revenue per estimated member for the period (8)	$43.09	$41.68

	As of	As of
	September 30, 2011	September 30, 2012

IFP estimated membership (9)	683,400	698,600
Total estimated membership (10)	810,400	926,600

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2012

Marketing and advertising expenses (11)	$13,826,000	$13,988,000
Marketing and advertising expenses as a percentage of total revenue (12)	40%	37%

Other Metrics:

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	44%	48%
Marketing partners (14)	33%	32%
Online advertising (15)	23%	20%
Total	100%	100%

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)

IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(6)

Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2011 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(8)

Calculated as total revenue recognized during the period (see note (7) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2011 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)

Estimated number of members active on IFP insurance policies as of the date indicated.  See our Form 10-K for the year ended December 31, 2011 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(10)

Estimated number of members active on all insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2011 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(11)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.
(12)	Calculated as marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (7) above).
(13)

Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(14)

Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(15)

Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended September 30, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$31,291	83%	$-	$31,291	83%
Sponsorship, licensing and other	6,295	17	-	6,295	17
Total revenue	37,586	100	-	37,586	100
Operating costs and expenses:
Cost of revenue-sharing	1,099	3	-	1,099	3
Marketing and advertising (1)	13,988	37	(330)	13,658	36
Customer care and enrollment (1)	8,823	23	(90)	8,733	23
Technology and content (1)	5,503	15	(233)	5,270	14
General and administrative (1)	6,744	18	(686)	6,058	16
Amortization of intangible assets (2)	354	1	(354)	-	-
Total operating costs and expenses	36,511	97	(1,693)	34,818	93
Income from operations	1,075	3	1,693	2,768	7
Other income, net	4	0	-	4	0
Income before provision for income taxes	1,079	3	1,693	2,772	7
Provision for income taxes (3)	874	2	109	983	3
Net income (4)	$205	1%	$1,584	$1,789	5%

Net income per share: (4)
Basic – common stock	$0.01		$0.08	$0.09
Diluted – common stock	$0.01		$0.08	$0.09

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,970		19,970	19,970
Diluted – common stock	20,750		20,750	20,750

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes estimated income tax benefit of $0.1 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011

(In thousands, except per share amounts, unaudited)

Statement of Income (Loss) Reconciliation

	Three Months Ended September 30, 2011
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$28,206	81%	$-	$28,206	81%
Sponsorship, licensing and other	6,581	19	-	6,581	19
Total revenue	34,787	100	-	34,787	100
Operating costs and expenses:
Cost of revenue-sharing	1,781	5	-	1,781	5
Marketing and advertising (1)	13,826	40	(252)	13,574	39
Customer care and enrollment (1)	6,245	18	(83)	6,162	18
Technology and content (1)	5,548	16	(411)	5,137	15
General and administrative (1)	6,917	20	(1,078)	5,839	17
Amortization of intangible assets (2)	427	1	(427)	-	-
Total operating costs and expenses	34,744	100	(2,251)	32,493	93
Income from operations	43	0	2,251	2,294	7
Other income (expense), net	(21)	(0)	-	(21)	(0)
Income before provision for income taxes	22	0	2,251	2,273	7
Provision for income taxes (3)	271	1	781	1,052	3
Net income (loss) (4)	$(249)	(1)%	$1,470	$1,221	4%

Net income (loss) per share: (4)
Basic – common stock	$(0.01)		$0.07	$0.06
Diluted – common stock	$(0.01)		$0.07	$0.06

Weighted-average number of shares used in per share amounts:
Basic – common stock	21,054		21,054	21,054
Diluted – common stock	21,054		21,789	21,789

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes estimated income tax benefit of $0.8 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Nine Months Ended September 30, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$93,358	85%	$-	$93,358	85%
Sponsorship, licensing and other	16,810	15	-	16,810	15
Total revenue	110,168	100	-	110,168	100
Operating costs and expenses:
Cost of revenue-sharing	3,538	3	-	3,538	3
Marketing and advertising (1)	39,142	36	(932)	38,210	35
Customer care and enrollment (1)	21,152	19	(243)	20,909	19
Technology and content (1)	16,018	15	(784)	15,234	14
General and administrative (1)	19,938	18	(2,367)	17,571	16
Amortization of intangible assets (2)	1,261	1	(1,261)	-	-
Total operating costs and expenses	101,049	92	(5,587)	95,462	87
Income from operations	9,119	8	5,587	14,706	13
Other income, net	41	0	-	41	0
Income before provision for income taxes	9,160	8	5,587	14,747	13
Provision for income taxes (3)	4,525	4	1,499	6,024	5
Net income (4)	$4,635	4%	$4,088	$8,723	8%

Net income per share: (4)
Basic – common stock	$0.24		$0.20	$0.44
Diluted – common stock	$0.23		$0.19	$0.42

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,711		19,711	19,711
Diluted – common stock	20,563		20,563	20,563

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes estimated income tax benefit of $1.5 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Nine Months Ended September 30, 2011
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$89,045	82%	$-	$89,045	82%
Sponsorship, licensing and other	19,483	18	-	19,483	18
Total revenue	108,528	100	-	108,528	100
Operating costs and expenses:
Cost of revenue-sharing	6,987	6	-	6,987	6
Marketing and advertising (1)	38,403	35	(774)	37,629	35
Customer care and enrollment (1)	16,265	15	(264)	16,001	15
Technology and content (1)	16,433	15	(1,336)	15,097	14
General and administrative (1)	20,299	19	(3,248)	17,051	16
Amortization of intangible assets (2)	1,281	1	(1,281)	-	-
Total operating costs and expenses	99,668	92	(6,903)	92,765	85
Income from operations	8,860	8	6,903	15,763	15
Other income (expense), net	(61)	(0)	-	(61)	(0)
Income before provision for income taxes	8,799	8	6,903	15,702	14
Provision for income taxes (3)	4,335	4	2,271	6,606	6
Net income (4)	$4,464	4%	$4,632	$9,096	8%

Net income per share: (4)
Basic – common stock	$0.21		$0.22	$0.43
Diluted – common stock	$0.20		$0.21	$0.41

Weighted-average number of shares used in per share amounts:
Basic – common stock	21,264		21,264	21,264
Diluted – common stock	21,974		21,974	21,974

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes estimated income tax benefit of $2.3 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2012

(In thousands, unaudited)

EBITDA Reconciliation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

Net (loss) income	$(249)	$205	$4,464	$4,635
Stock-based compensation expense (1)	1,824	1,339	5,622	4,326
Depreciation and amortization (2)	533	626	1,799	1,740
Amortization of intangible assets (2)	427	354	1,281	1,261
Other (income) expense, net (3)	21	(4)	61	(41)
Provision for income taxes (4)	271	874	4,335	4,525
EBITDA	$2,827	$3,394	$17,562	$16,446

Explanation of adjustments

Amortization of book-of-business
(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes other income (expense), net.
(4)	Non-GAAP EBITDA excludes income tax expense.